EXHIBIT 23.1


RCG Companies Incorporated and Subsidiaries
Charlotte, North Carolina

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements on Form S-3 No. 33-57178, Form S-3 No. 111526 and or Form S-8 No. 33-55476 of RCG Companies Incorporated and subsidiaries of our report dated October 8, 2004, relating to the consolidated financial statements and financial statement schedules, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ BDO Seidman
BDO Seidman, LLP
Charlotte, North Carolina

October 27, 2004